Amendment To The

                        FleetBoston Financial Corporation

               Directors Deferred Compensation and Stock Unit Plan
                          (Effective December 17, 1997)

      The Directors Deferred Compensation and Stock Unit Plan (Effective December 17, 1997) is hereby amended as follows, effective July 1, 2000.

      1)    The following new sentence is hereby added to the end of Section
            8(f):

                  Notwithstanding the above, on July 1, 2000 and on each January 1st thereafter, an Eligible Director may elect to transfer all or a portion of his or her Fixed Rate Account to his or her Stock Unit Account. A transfer from an Eligible Director's Stock Unit Account to his or her Fixed Rate Account shall not be permitted.

      2)    The following new sentence is hereby added to the end of Section
            10(a):

                  Commencing on July 1, 2000 and on each January 1st thereafter, an Eligible Director may elect to transfer all or a portion of his or her Fixed Rate Account to his or her Stock Unit Account.

                               Adopted by the Human Resources and Board
                               Governance Committee of the Board of
                               Directors at their meeting held on June 20, 2000.


                                     /s/ WILLIAM C. MUTTERPERL
                                     --------------------------------------
                               By:   William C. Mutterperl
                                     Executive Vice President
                                     Secretary and General Counsel